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Leigh Parrish/Stephanie Rich
FD
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NexCen Brands Announces Agreement
to Sell Franchise Business to
Levine Leichtman Capital Partners

NEW YORK – May 13, 2010 – NexCen Brands, Inc. (PINK SHEETS: NEXC.PK) today announced that it has entered into an agreement to sell its franchise business to an affiliate of Levine Leichtman Capital Partners (“LLCP”), an independent investment firm with significant franchise management experience.  The purchase price for the business is $112.5 million and is subject to a customary closing working capital adjustment.

Under the terms of the acquisition agreement, LLCP’s affiliate, Global Franchise Group, LLC, will acquire the subsidiaries of NexCen Brands that own the franchise business assets including all of NexCen Brand’s interest in the Great American Cookies, MaggieMoo's, Marble Slab Creamery, Pretzelmaker, Pretzel Time, TAF (The Athlete’s Foot) and Shoebox New York, and also will acquire the Company’s franchise management operations in Norcross, Georgia and its manufacturing facility in Atlanta, Georgia.  Closing of the sale is subject to various conditions, including approval of the stockholders of NexCen Brands.  The agreement does not provide for any post-closing indemnities.  The transaction is expected to close in the third quarter of 2010.

In conjunction with the acquisition agreement, NexCen Brands and certain of its subsidiaries entered into an agreement with their lender, BTMU Capital Corporation (“BTMUCC”), under which BTMUCC will accept a portion of the sale proceeds, at the closing of the transaction, in full satisfaction of the outstanding indebtedness owed to BTMUCC.  NexCen Brands will retain the remainder of the sale proceeds, plus a portion of the cash on hand at closing.  NexCen Brands and certain of its subsidiaries also entered into an amendment and waiver agreement with BTMUCC, which includes certain limited waivers of covenants and obligations in the existing credit agreement with BTMUCC.  NexCen Brands expects that these waivers will enable it and its subsidiaries to remain in compliance with the credit agreement pending completion of the sale transaction.

The acquired franchise business is expected to be operated by LLCP through its affiliate as a cohesive, stand-alone business in its current Georgia location.  The agreement between NexCen Brands and Global Franchise Group, LLC also provides for management and personnel of NexCen Franchise Management, Inc. and the manufacturing facility to continue with the business under its new ownership.

The transaction represents the culmination of a strategic review process that NexCen Brands undertook to identify and evaluate potential alternative approaches to addressing its current debt and capital structure, led by the its investment banker, Rothschild Inc.  NexCen Brand’s Board of Directors approved the sale to LLCP’s affiliate for the benefit of all of its stakeholders, taking into account a range of factors that included the amount of NexCen Brand’s outstanding debt, the current and anticipated value and performance of its existing business, anticipated future liquidity needs of the business, the likelihood of future defaults under the Company’s credit agreement and the potential availability of waivers or other cures for such defaults, alternatives other than a sale of the franchising business and the potential consequences of such alternatives for NexCen Brands’ stakeholders, and NexCen Brands’ ability to retain a portion of the sale proceeds and cash on hand for the benefit of other stakeholders.

In order to deliver value to stockholders as promptly as practicable, the Board of Directors expects to approve, and recommend to stockholders, the adoption of a plan of dissolution that, absent the emergence of a higher value alternative, would be implemented after the closing of the sale transaction.  Subject to the resolution of existing and contingent liabilities and claims, as required by Delaware law, it is expected that this will result in a liquidating distribution to NexCen Brands’ stockholders of a meaningful portion of the retained sale proceeds, although NexCen Brands cannot yet predict with certainty the timing or amount of any such distribution.

Kenneth J. Hall, Chief Executive Officer of NexCen Brands, Inc., stated, “We believe that this agreement with an affiliate of LLCP, a firm with a proven track record of success in franchise management and extensive capital resources, represents the most favorable option for all of our stakeholders.  We are pleased that we have entered into an agreement that provides an opportunity to achieve value for all stakeholders.  We firmly believe that being a portfolio company of LLCP will provide our brands and franchisees with a new platform for growth and give our dedicated employees the opportunity to continue to manage and build these businesses.”

Lauren Leichtman, Chief Executive Officer of LLCP said, “We are extremely pleased to be acquiring this leading franchise management business, which is a perfect fit with our portfolio and industry experience.  We believe that this franchise business will be able to better capitalize on the many opportunities for continued expansion under our ownership and as a private company.  We look forward to working with the management team, led by Chris Dull, as well as with employees and franchisees to provide support for the operations and help drive future growth.”

Chris Dull, President of NexCen Franchise Management, Inc., stated, “This transaction provides us with a strong strategic partner and increased financial flexibility for the franchise business going forward.  LLCP’s capital resources and experience in the restaurant and retail industry, together with the quality of our franchise brands, will give us the right platform to continue to grow our franchise business, execute our strategy and support our franchisees and employees.”

Rothschild Inc. served as financial advisor for NexCen Brands and Kirkland & Ellis LLP acted as legal counsel to the Company.  Honigman Miller Schwartz and Cohn LLP served as legal counsel for LLCP.

Change to Earnings Release and Conference Call
The Company will report its first quarter earnings pre-market on Monday, May 17th and will hold a conference call on that same day at 8:30 a.m., in lieu of the previously scheduled earnings call, to discuss both the Company’s earnings and today’s transaction announcement.  The conference call may be accessed by dialing 800-944-8766 or 317-713-0002, access code: 27689. Additionally, a webcast of the call can be accessed at http://www.nexcenbrands.com/investor.html and will be archived online shortly after the conference call until June 17, 2010.  If you are unable to participate in the live conference call, a replay of the call will be available from May 18th at approximately 10:00 a.m. Eastern Time until May 24th at 11:59 p.m. Eastern Time.  To access, please dial 1-866-281-6782, access code: 154227.

About NexCen Brands
NexCen Brands, Inc. is a strategic brand management company with a focus on franchising. It owns a portfolio of franchise brands that includes two retail franchise concepts: TAF® and Shoebox New York®, as well as five quick service restaurant (QSR) franchise concepts: Great American Cookies®, MaggieMoo's®, Marble Slab Creamery®, Pretzelmaker® and Pretzel Time®. The brands are managed by NexCen Franchise Management, Inc., a subsidiary of NexCen Brands.

About Levine Leichtman Capital Partners
Levine Leichtman Capital Partners is a Los Angeles, California-based investment firm that manages approximately $5.0 billion of institutional investment capital through private equity partnerships, distressed debt and leveraged loan funds. LLCP is currently making new investments through Levine Leichtman Capital Partners IV, L.P., and Levine Leichtman Capital Partners Deep Value Fund, L.P. Successful franchise investments by Levine Leichtman Capital Partners include Wetzel’s Pretzels, Beef ‘O’Brady’s, the Quizno's Corporation and CiCi's Pizza, Inc.  For more information about Levine Leichtman Capital Partners, please visit www.llcp.com.

Forward-Looking Statement Disclosure

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include those regarding the expectations for the future performance of the Company’s brands and expectations regarding the impact of recent developments on its business.  When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements.  Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties.  They are not guarantees of future performance or results.  The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.  Factors that could cause or contribute to such differences include: (1) we may not complete the transaction on the negotiated terms, within the expected timeframe or at all; (2) we may not obtain the approval of the Transaction or a plan of dissolution by our stockholders; (3) we may not obtain governmental approvals of the transaction or satisfy other conditions required to close the transaction; (4) transaction fees and costs; economic conditions; the effects of disruption from the transaction may make it more difficult to maintain relationships with our employees, franchisees, lender, business partners, vendors and other service providers; (5) the amount and timing of any distribution to our stockholders may vary due to various factors within and outside the Company’s control; and (6) other factors discussed in the Company’s filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This communication is not a solicitation of a proxy from any stockholder of NexCen Brands. NexCen Brands intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents to be mailed to stockholders in connection with the proposed transaction.  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEXCEN BRANDS AND THE PROPOSED TRANSACTION.  Stockholders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.  In addition, these materials (when they are available) may be obtained free of charge by directing a request to NexCen Brands’ proxy solicitor, Innisfree M&A Incorporated, toll free at (877) 456-3488.  NexCen Brands and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information about NexCen Brands’ directors and executive officers can be found in NexCen Brands most recently filed definitive proxy statement and Annual Report on Form 10-K/A filed for the year ended December 31, 2009, which were filed with the SEC on November 3, 2009 and April 29, 2010, respectively.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC.

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